UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2019

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CRCM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders
On June 7, 2019, Care.com, Inc. (the “Company”) held its annual meeting of stockholders to consider and vote on the matters set forth below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 26, 2019. The final voting results from the meeting are set forth below.
Proposal No. 1
Votes regarding the election of two Class III directors to hold office until the Company’s 2022 Annual Meeting of Stockholders were as follows:

Nominee	For	Withheld	Broker Non-Votes
George Bell	11,124,747	14,307,254	3,972,909
Chet Kapoor	15,204,528	10,227,473	3,972,909
Proposal No. 2
Votes regarding the ratification of the selection, by the audit committee of the Company’s Board of Directors, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 28, 2019 were as follows:

For	Against	Abstain	Broker Non-Votes
29,215,095	160,746	29,069	N/A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2019	By:	/s/ Melanie Goins
Melanie Goins
General Counsel and Corporate Secretary